Exhibit 99.1
Hillenbrand Appoints New Presidents
for K-Tron International, Batesville
BATESVILLE, Indiana, February 22, 2011 — Hillenbrand, Inc. (NYSE: HI) has named Joe A. Raver president of K-Tron International, Inc., and Kimberly K. Dennis as president of Batesville Services, Inc. Both appointments are expected to become effective April 4, 2011.
Raver Named President of K-Tron International
As president of K-Tron International, Joe Raver will be responsible for accelerating the organic growth of the K-Tron brands on a global scale. He will lead the development and implementation of the K-Tron growth strategy and will be a key figure in business development and acquisition integration. The president of the K-Tron Process Group, Kevin Bowen, and the president of the Size Reduction Group, Lukas Guenthardt, will report directly to Raver. To be closer to the fastest-growing K-Tron markets, Raver and his family will relocate to the Zurich, Switzerland area, the site of one of the company’s largest administration and manufacturing facilities.
Raver has been senior vice president of Hillenbrand and president of Batesville Services, Inc., and its subsidiaries, including Batesville Casket Company, since June 2008.
“During Joe’s 14 years with the company, he has excelled in a variety of senior executive assignments, most recently leading Batesville Casket Company into new business arenas,” said Kenneth A. Camp, Hillenbrand president and chief executive officer. “Joe’s exceptional leadership capabilities and his experience in strategy development will be of great value as K-Tron expands its presence in growing the global markets.”
Dennis Named President of Batesville Casket
As the new president of Batesville Services, Inc., and its subsidiaries, including Batesville Casket Company, Kim Dennis will, in many ways, be “returning home” to lead the industry’s premier funeral service products company as it creates new products and services for its funeral home customers.
Dennis began her career with Batesville in 1989, holding positions of increasing leadership responsibility in finance, planning, operations, logistics and information technology. This broad experience base prepared her to become vice president of shared services and information technology at Hillenbrand Industries. Most recently, Kim was senior vice president of Hill-Rom Holdings and general manager of Hill-Rom’s post-acute care division.

“Kim’s varied executive assignments at Batesville and her outstanding success in leading a fast- growing segment of Hill-Rom’s business have helped prepare her for this very significant opportunity,” Camp said. “The Batesville organization knows her well and we are all very pleased to welcome her back into the Hillenbrand and Batesville family.”
Both Raver and Dennis will report directly to Camp.
About Hillenbrand, Inc.
Hillenbrand (www.HillenbrandInc.com) is a diversified enterprise with multiple subsidiaries focused around two separate operating businesses. Batesville Casket (www.batesville.com) is a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing, and other personalization and memorialization products. K-Tron International (www.ktroninternational.com) is a recognized leader in the design, production, marketing and servicing of bulk solids material handling equipment and systems. The company serves many different industrial markets through two product lines. The Process Group focuses primarily on feeding and pneumatic conveying equipment, doing business under two main brands: K-Tron Feeders and K-Tron Premier. The Size Reduction Group concentrates on size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader. HI-INC-E
Disclosure Regarding Forward-Looking Statements
Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s expectations and projections.
Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would
become	pursue	estimate	will	forecast	continue	could
targeted	encourage	promise	improve	progress	potential	should
This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause our performance to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to: recent global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; ongoing involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; our ability to continue the successful integration of K-Tron International; the dependence of our business units on relationships with several large national providers; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the funeral services business; our ongoing antitrust litigation; cyclical demand for industrial capital goods; and certain tax-related matters. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in item 1A of Hillenbrand’s Annual Report on Form 10-K for the year ended September 30, 2010, filed with the Securities and Exchange Commission (SEC) November 23, 2010. The company assumes no obligation to update or revise any forward-looking information.
CONTACT
Shari Morey, Communications Manager
Phone: 812-931-5035
E-mail: shari.morey@hillenbrand.com
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